Consent of Independent Auditors'

The Board of Directors
Insilco Holding Co.:

We consent to the use of our report incorporated herein by reference and to the reference to our Firm unde the heading "Experts" in the prospectus.

KPMG LLP

Columbus, Ohio
May 6, 1999